 Exhibit (i)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

August 19, 2010

Managed Municipal Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

Re:      Managed Municipal Fund, Inc.
Post-Effective Amendment No. 29
File No. 33-53598; ICA No. 811-7292

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 29 to Registration Statement No. 33-53598 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas     New York NY 10036-2714     Phone 212.715.9100    Fax 212.715.8000    www.kramerlevin.com

also at 47 Avenue Hoche    75008 Paris France